UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2015

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

As previously disclosed, on May 17, 2015, Jeffrey Kolb, a stockholder of American Apparel, Inc. (the “Company”), notified the Company that he intended to nominate two candidates for election as directors at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”).  On June 7, 2015, the Company and Mr. Kolb entered into a letter agreement pursuant to which, among other things, (i) the Company will form a new advisory committee comprised of industry executives, Company employees and other qualified personnel that will provide insights, guidance and strategic input for the Company’s Chief Executive Officer, (ii) the Company will use reasonable efforts to identify a new independent director with significant experience as a member of senior management of retail and/or apparel companies and appoint the new director to fill a vacancy on the Company’s board of directors (the “Board”) prior to the Company’s 2016 Annual Meeting of Stockholders, and (iii) Mr. Kolb withdrew his notice of intent to nominate persons for election as directors of the Company and to present a proposal at the 2015 Annual Meeting.  Gene Montesano, the co-founder of Lucky Brand jeans and one of the candidates proposed by Mr. Kolb, will head the new advisory committee if he is willing and able to do so and has withdrawn as a candidate for election to the Board at the Company’s 2015 Annual Meeting.  In addition, Adrian Kowalewski, the second candidate proposed by Mr. Kolb, also informed the Company that he withdrew as a candidate for election to the Board at the Company’s 2015 Annual Meeting effective as of June 7, 2015.

Item 8.01                                           Other Events.

As previously disclosed, on June 1, 2015, in American Apparel, Inc. v. Charney, C.A. No. 11033-CB, the Delaware Court of Chancery granted the motion of the Company for a temporary restraining order against Dov Charney, the Company’s former Chief Executive Officer, temporarily restraining Mr. Charney from breaching the terms of the Nomination, Standstill and Support Agreement, dated July 9, 2014.

On June 5, 2015, Mr. Charney agreed that the restraints placed on him by the aforementioned temporary restraining order are extended until the conclusion of the 2015 Annual Meeting, currently scheduled for July 16, 2015.  In addition, Mr. Charney will respond to certain discovery requests and the Company will conduct depositions in advance of the 2015 Annual Meeting.

On a related note, on June 4, Mr. Charney filed an action against the Company in the Delaware Court of Chancery, captioned Charney v. American Apparel, Inc., C.A. No. 11098-CB, seeking advancement of fees and expenses incurred in defending against American Apparel, Inc. v. Charney.  The Company intends to vigorously defend against Mr. Charney’s advancement action.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit Number	Description

10.1	Letter Agreement, dated June 7, 2015, between American Apparel, Inc. and Jeffrey Kolb

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 8, 2015	By:	/s/ Chelsea A. Grayson
		Name:	Chelsea A. Grayson
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated June 7, 2015, between American Apparel, Inc. and Jeffrey Kolb